FIRST BUSINESS FINANCIAL SERVICES, INC.

RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT, made this ______________ day of _____________, 20____, (the “Grant Date”) by FIRST BUSINESS FINANCIAL SERVICES, INC., a Wisconsin corporation (the “Company”), and ____________________, an employee of the Company (the “Employee”).

1.	Grant of Restricted Stock. Pursuant to the First Business Financial Services, Inc. 2001 Equity Incentive Plan (the “2001 Plan”), the Board of Directors of the Company (the “Board”) has granted to the Employee, on the terms and conditions set forth herein, __________________ shares of common stock of the Company (the “Restricted Shares”).

2.	Period of Restriction.

a.	Vesting Period. Twenty-five percent (25%) of the Restricted Shares will vest on each of the first four (4) anniversaries of the Grant Date, provided the Employee is employed by the Company or an Affiliate on the applicable vesting date. If the Employee’s employment terminates prior to the date the Restricted Shares are vested as a result of death or disability (within the meaning of Code Section 22(e)(3)), the Restricted Shares will become fully vested on such date of termination. Upon any other termination of employment prior to the date the Restricted Shares are vested, the Employee will forfeit the Restricted Shares unless otherwise determined by the Board or Committee. Notwithstanding the foregoing, upon a Change of Control, all Restricted Shares shall become vested in full provided the Employee is employed by the Company or an Affiliate on the date of such Change of Control.

b.	Non-Transferability of Shares. The Employee may not sell, transfer or otherwise alienate or hypothecate any of the Restricted Shares until they are vested.

c.	Voting and Dividends. While the Restricted Shares are subject to forfeiture, the Employee may exercise full voting rights and will receive all dividends and other distributions paid with respect to the Restricted Shares, in each case so long as the applicable record date occurs before the Restricted Shares are forfeited. If, however, any such dividends or distributions are paid in Shares, such Shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Agreement as are the Restricted Shares with respect to which they were paid.

d.	Termination of Employment. For purposes of this Agreement, the Employee will not be considered to have terminated employment if the Employee transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, or ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a non-employee director of the Company, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate until such Participant’s service as an employee, director of, or consultant to, the Company and its Affiliates has ceased.

3.	Non-Transferability of Award. This Restricted Stock Agreement shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a beneficiary designation filed in accordance with Section 5.

4.	Escrow/Issuance of Shares. The Restricted Shares will be held in escrow by the Company, as escrow agent. The Company will give the Employee a receipt for the Restricted Shares held in escrow that will state that the Company holds such Shares in escrow for the Employee’s account, subject to the terms of this Agreement, and the Employee will give the Company a stock power for such shares duly endorsed in blank which will be used in the event such shares are forfeited in whole or in part. As soon as practicable after the vesting date, the Restricted Shares will cease to be held in escrow, and certificate(s) for such number of shares will be delivered to the Employee or, in the case of the Employee’s death, to his or her beneficiary.

5.	Beneficiary. The Employee may designate one or more beneficiaries who shall be entitled to receive the Restricted Shares that vest upon the death of Employee. The Employee may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no beneficiary designation is in effect at the time of Employee’s death, or if no designated beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate will be considered the beneficiary. If the Board is in doubt as to the right of any person to receive the Restricted Shares, the Company may refuse to issue shares to any individual, without liability for any interest or dividends on the underlying Stock, until the Board determines the person entitled to receive the shares, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

6.	Restrictions on Issuance and Transfer of Shares.

a.	General. No shares of Stock will be issued under this Agreement unless and until the Company has determined to its satisfaction that such issuance complies with all relevant provisions of applicable law, including the requirements of any stock exchange on which the shares may then be traded.

b.	Securities Laws. Employee acknowledges that he or she is acquiring the Restricted Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). Employee agrees and acknowledges with respect to any Restricted Shares that have not been registered under the Act, that (i) Employee will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect. As further conditions to the issuance of the Restricted Shares, the Employee agrees for himself, his beneficiary(ies), and his heirs, legatees and legal representatives, prior to such issuance to execute and deliver to the Company such investment representations and warranties, to enter into a restrictive stock transfer agreement, and to take or refrain from taking such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable federal or state securities laws, regardless of whether the shares have at that time been registered under the Act or qualified under the securities laws of any state.

7.	Tax Withholding. To the extent that the receipt of the Restricted Shares or the vesting of the Restricted Shares results in income to the Employee for Federal, state or local income tax purposes, the Employee shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt or vesting, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if the Employee fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Employee an amount sufficient to satisfy its withholding obligations. If the Employee does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, in connection with this Agreement, the Employee may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Restricted Shares otherwise deliverable to the Employee from escrow hereunder on the date the tax is to be determined having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that the Company must withhold in connection with the vesting of such Shares. Such election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid in cash.

8.	Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be a waiver of such provision or of any other provision hereof.

9.	Employee Bound by Plan. Employee hereby acknowledges receipt of a copy of the 2001 Plan and agrees to be bound by all the terms and provisions thereof. The terms of the 2001 Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern. Any capitalized terms not defined herein will have the meanings given in the Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan or this Agreement adopted by the Board and in effect from time to time. By signing below, the Participant agrees and accepts on behalf of himself or herself, and his or her heirs, legatees and beneficiary(ies), that all decisions or interpretations of the Board with respect to the Plan or this Agreement are binding, conclusive and final.

10.	Notices. Any notice hereunder to the Company shall be addressed to it at its office, 401 Charmany Drive, Madison, WI 53719; Attention: Corporate Secretary, and any notice hereunder to Employee shall be addressed to him or her at the last home address on file with the Company. Either party may designate some other address at any time hereafter in writing.

11.	Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.	Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, and may be amended or terminated by the Company or the Board without the Employee’s consent as provided in the Plan.

        IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement on the day and year first above written.

FIRST BUSINESS FINANCIAL SERVICES, INC.
By______________________________________
Its:
The undersigned hereby accepts and agrees to all the terms
and provisions of the foregoing Restricted Stock Agreement
and to all the terms and provisions of the First Business
Financial Services, Inc. 2001 Equity Incentive Plan.
______________________________________
(Employee)

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